Exhibit 5.1

June 15, 2016

CareDx, Inc.

3260 Bayshore Blvd.

Brisbane, California 94005

Ladies and Gentlemen:

We have acted as counsel to CareDx, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”) an aggregate of 8,534,261 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), 4,630,145 of which (the “Conversion Shares”) are issuable upon conversion of shares of the Company’s outstanding Series A Mandatorily Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) and 2,978,087 of which (the “Warrant Shares”) are issuable upon conversion of shares of the Company’s outstanding warrants (the “Warrants”). The shares of Common Stock, shares of Preferred Stock and Warrants were issued to the selling stockholders named in the Registration Statement (the “Selling Stockholders”) in connection with a Securities Purchase Agreement dated as of April 12, 2016 by and among the Company and certain Selling Stockholders and a Securities Purchase Agreement dated as of June 15, 2016 by and among the Company and certain Selling Stockholders. The Shares may be offered from time to time for resale by certain Selling Stockholders of the Company listed in the prospectus contained in the Registration Statement.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto, (2) the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate”), (3) the Company’s Certificate of Designation for the Series A Mandatorily Convertible Preferred Stock (the “Certificate of Designation”), (4) the Company’s Amended and Restated Bylaws, as amended to date (the “Bylaws”), (5) certain resolutions of the Board of Directors of the Company and (6) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; and (e) all Company Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement.

Based on such examination, we are of the opinion that:

1.	The Shares, have been duly authorized, validly issued, fully paid and nonassessable.

AUSTIN    BEIJING    BRUSSELS    HONG KONG    LOS ANGELES    NEW YORK    PALO ALTO    SAN DIEGO

SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

CareDx, Inc.

June 15, 2016

2.	when issued to the holders of Preferred Stock upon conversion of the Preferred Stock in accordance with the terms thereof, the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable.

3.	when issued to the holders of the Warrants upon the exercise thereof in accordance with the terms of the respective Warrants (including the payment of the exercise price specified therein), the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and resale of the Shares while the Registration Statement is in effect. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States, the Delaware General Corporation Law.

* * *

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion filed as an exhibit thereto.

Sincerely,

/s/ WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation